EXHIBIT 10.l


                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

      This EMPLOYMENT AND NONCOMPETITION AGREEMENT ("Agreement") is entered into the 28th day of August, 1999 (the "Effective Date"), by and between DAVID F. BURKEY ("Employee"), and CONTINENTAL ELECTRONICS CORPORATION, a Nevada corporation (the "Company").

                              W I T N E S S E T H:


      WHEREAS, the Company wants to engage the services and labor of Employee and to preclude Employee from engaging in any competitive business or soliciting any customers of the Company during the term of this Agreement and for a period of time thereafter; and

      WHEREAS, Employee wishes to be employed by the Company under the terms and conditions stated herein;

      NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and undertakings of the parties hereto, the parties hereto do agree as follows:

      1. EMPLOYMENT. The Company hereby employs Employee, and Employee accepts such employment, upon the terms and conditions hereinafter set forth.

      2. TERM OF EMPLOYMENT. Subject to the provisions for termination hereinafter provided, Employee's term of employment by the Company shall be for a period of one (1) year from the Effective Date hereof (the "Employment Period"). If Employee continues to be employed by the Company after the Employment Period, he shall be deemed to be an employee at the will of the Company, unless the parties expressly extend the term of this Agreement or enter into a new agreement, and this Agreement shall not be construed to confer any rights upon Employee beyond the Employment Period. However, the noncompetition covenants set forth in Section 9 below shall survive the expiration of the Employment Period.

      3. SERVICES TO BE RENDERED BY EMPLOYEE. Employee shall perform such services and such duties as from time to time may be reasonably decided upon by the President or the Board of Directors of the Company. Employee shall devote his full productive time, energy and ability to the proper and efficient conduct of Company's business. Employee shall observe and comply with all lawful and reasonable directions and instructions by and on the part of the Company, endeavor to promote the interests of Company and not at any time do anything which may cause or tend to be likely to cause any loss or damage to the Company in business, reputation or otherwise. Employee's initial assignment shall be as President of the Company.

      4. COMPENSATION. For the services to be rendered by the Employee hereunder, the Company shall pay Employee, and Employee agrees to accept:

            (a) a salary at the rate of $208,000 per year; provided, that the Board of Directors of the Company may review Employee's rate of salary from time to time and increase or decrease such salary based upon Employee's performance of services for the Company, but in no event shall such rate of salary be less than $208,000 per year. Employee's salary shall be payable in semi-monthly installments from which shall be deducted income tax withholding, social security and other customary employee deductions in conformity with the Company's payroll policies in effect from time to time;

            (b)   car allowance of $500 a month; and

            (c) a bonus upon the sale of the Company during the Employment Period, or while Employee is assigned to CEC, whichever is longer, payable at the time of closing, equal to the greater of $100,000 or 1.5% of the excess of the sales price over the book value provided, however, that such bonus shall not be paid if, prior to the closing, Employee voluntarily terminates his employment with the Company or Employee's employment is terminated by the Company pursuant to Section 6 below.

      5. BENEFITS. Employee shall be entitled to participate in the employee benefit plans, programs, group insurance policies, vacation and sick leave that from time to time may be reasonably established for the general benefit of the employees of the Company by its Board of Directors.

      6. TERMINATION OF EMPLOYMENT. During the term of this Agreement, the Company shall have the right, if exercised in good faith, to terminate the employment of Employee hereunder by giving written notice thereof to Employee in the event of any of the following:

            (a) If Employee has (i) failed or refused to carry out or to perform the reasonable duties required of him hereunder or otherwise breached any material provision of this Agreement, or (ii) breached any statutory or common law duty of loyalty to the Company;

            (b) If the Board of Directors of the Company, or a duly authorized committee thereof, acting in good faith and upon reasonable grounds, determines that Employee has engaged in personal conduct which would injure the reputation of the Company or otherwise adversely affect either of their interests if Employee were retained as an employee of the Company; or

            (c) If the Employee dies or becomes unable by reason of physical disability or other incapacity to carry out or to perform the duties required of him hereunder for a continuous period of 30 days; provided, however, that Employee's salary during any period in which he is unable to perform the duties required of him hereunder shall be reduced by any disability payments (excluding any reimbursements for medical expenses and the like) which Employee is entitled to receive under group or other disability insurance policies of Company of Tech-Sym during such period.


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
      In the event of any termination of employment pursuant to this Section 6, Employee (or Employee's estate, as the case may be) shall be entitled to receive the salary herein provided prorated to the date of such termination.

      7. CONFIDENTIAL INFORMATION. Employee, both during the term of this Agreement and thereafter, will not, directly or indirectly (without the Company's prior written consent), use for himself or use for, or disclose to, any party other than the Company, any secret, confidential or proprietary information, technology or data regarding the business of the Company or its subsidiaries or any secret, confidential or proprietary information, technology or data regarding the costs, uses, methods, applications, customers, accounts or suppliers (and pertinent information respecting prior transactions and prospective transactions therewith) of products made, produced and sold by the Company, or regarding any secret, confidential or proprietary apparatus, process, system, manufacturing or other method at any time used, developed or investigated by or for the Company, whether or not invented, developed, acquired, discovered or investigated by Employee. At the termination of Employee's employment or at any other time that the Company may request, Employee shall promptly deliver to the Company all memoranda, notes, records, plats, sketches, plans, customer lists or other documents made or compiled by, delivered to, or otherwise acquired by Employee concerning secret, confidential or proprietary costs, uses, methods, designs, technology, applications, systems or purchasers of products made or sold by the Company, or any secret or confidential product, apparatus or process, manufactured, used, developed, acquired or investigated by the Company.

      8. DISCOVERIES. Any and all inventions, discoveries, processes, methods, designs, systems, technology and know-how, whether or not patentable, which Employee may conceive, develop or make, either alone or in conjunction with others, during Employee's term of employment with the Company relating to, or in any way pertaining to or in connection with the business of the Company, shall be the sole and exclusive property of the Company; and Employee, whenever requested to do so by the Company or without further compensation or consideration, shall promptly execute any and all applications, assignments and other instruments which the Company shall deem necessary in order to apply for and obtain letters patent of the United States and of foreign countries for said inventions, discoveries and technology and in order to assign and convey to the Company, the sole and exclusive right, title and interest in and to said inventions, discoveries, processes, methods, designs, systems, technology and know-how, or any applications or patents thereon. Employee hereby confirms that he neither holds nor has any interest in any patent, patent right, patent application, trademark, trademark application, license agreement, trade secret or other proprietary information and technology now owned or heretofore used by the Company in the conduct of its business.

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
      9.    COMPETITION WITH THE COMPANY.

            (a) While employed by the Company, Employee will not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder (except as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation), investor, partner, officer or director of a corporation, or as an employee, agent, partner, representative, associate or consultant of any person, partnership, corporation or other entity any business of any kind whatsoever in competition with that carried on by the Company and its subsidiaries.

            (b) In addition, Employee hereby covenants and agrees that for a period of one year from and after the termination of his employment with the Company, he will not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation), investor, partner, officer or director of a corporation, or as an employee, agent, partner, representative, associate or consultant of any person, partnership, corporation or other entity in any business of any kind whatsoever in competition with those carried on by the Company.

            (c) It is acknowledged and agreed that, because of the national and international scope of the Company's business and customers, that the noncompetition covenants contained in this Section 9 shall be applicable to and enforceable in all States of the United States.

      10.   EFFECT OF TERMINATION OR BREACH.

            (a) If (i) Employee voluntarily terminates his employment with the Company prior to the expiration of the Employment Period or (ii) Employee's employment is terminated by the Company pursuant to Section 6(a) or 6(b) of this Agreement prior to the expiration of the Employment Period, then the noncompetition covenants of Employee contained in Section 9(b) above shall continue to be in full force and effect for the remainder of the Employment Period plus the one-year period thereafter and the Company shall be under no obligation to pay Employee any compensation or provide any benefits. This remedy is in addition to any and all other equitable, statutory, or common law remedies available to the Company.

            (b) If the Company terminates the employment of Employee for any other reason prior to the expiration of the Employment Period, then the noncompetition covenants set forth in Section 9 shall be void and of no further force and effect unless the Company continues for the remainder of the Employment Period to pay Employee compensation and provide benefits at the same or higher level than Employee was receiving at the time of his termination, in which case such noncompetition covenants shall continue for the remainder of the Employment Period plus the one-year period thereafter as set forth in Section 9; provided, however, that the Company shall be entitled to deduct from such compensation the amount of any compensation (including without limitation any "earned income" as that term is defined in Section 401(c)(2) of the Internal Revenue Code of 1986, as amended) received or accrued by Employee from any other source during the Employment Period.


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
            (c) In the event that Employee is terminated by the Company pursuant to Section 6(a) or 6(b) of this Agreement and Employee disputes whether such termination was for cause as described in such Sections, then Employee shall give written notice to the Company within ten (10) business days of termination stating the grounds for such dispute. The dispute shall then be settled by arbitration in accordance with the rules of the American Arbitration Association (or any successor thereto) then in effect. The sole function of the arbitrator will be to decide whether Employee was terminated for cause as described in Section 6(a) and 6(b) hereof, and the decision of the arbitrator with respect thereto shall be final, conclusive and binding on Employee and the Company. The losing party in such arbitration shall pay all the costs and expenses of such arbitration and all the reasonable attorney's fees and expenses of the prevailing party. During the pendency of any arbitration proceeding, Employee agrees not to compete with the Company in accordance with Section 9(b) of this Agreement.

      11. MERGER OR REORGANIZATION. This Agreement shall not be terminated by the merger or consolidation, dissolution or reorganization of the Company (including but not limited to any reorganization where the Company is not the surviving or resulting corporation), or any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation, reorganization liquidation or transfer of assets, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the surviving or resulting corporation or the corporation or person(s) to which such assets shall be transferred.

      12. REMEDIES. Except as it may elect otherwise, the Company shall severally or jointly have all remedies provided by law or equity for breach of this Agreement available to it. Without limiting the generality of the foregoing, Employee agrees that, in addition to all other rights and remedies available at law or in equity, the Company shall each be entitled to enforcement of this Agreement in accordance with the principles of equity, the remedy at law being hereby agreed and acknowledged by Employee to be inadequate.

      13. ASSIGNMENT. The rights of the Company hereunder may, without the consent of Employee, be assigned by the Company to any parent, subsidiary, affiliate or successor of the Company. Except as provided in the preceding sentence or in Section 10 hereof, the Company may not assign all or any of its rights, duties or obligations hereunder without prior written consent of Employee. This Agreement is not assignable by Employee.

      14. NOTICES. All notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, registered or certified United States mail, postage prepaid:


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
            (a) If to Employee, addressed to him at the address set forth below his name on the execution pages hereof.

            (b)   If to the Company, addressed to:

                  Tech-Sym Corporation
                  10500 Westoffice Drive, Suite 200
                  Houston, Texas  77042-5391
                  Attn:  J. Michael Camp

            or to such other address as either party hereto may request by notice.

      15. SEVERABILITY. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable, the parties hereby agree and consent that such provision shall be reformed to make it a valid and enforceable provision to the maximum extent permitted by law.

      16. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      17. ENTIRE AGREEMENT AND AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter covered hereby and may be amended, waived or terminated only by an instrument in writing signed by the party or parties against whom such change, waiver or termination is sought to be enforced. This Agreement supersedes and replaces that Employment and Noncompetition Agreement dated August 28,1998, between Tech-Sym Corporation and David F. Burkey.

      IN WITNESS WHEREOF, this Agreement is EXECUTED AND EFFECTIVE as of the Effective Date.


EMPLOYEE                                     CONTINENTAL ELECTRONICS
                                             CORPORATION


/s/ DAVID F. BURKEY                          By: /s/ J. MICHAEL CAMP
    David F. Burkey                                  J. Michael Camp
    Continental Electronics Corporation              Chairman
    4212 South Buckner Blvd.
    Dallas TX  75227-0879


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